Exhibit 3.1	P04000099801
FILED
July 01, 2004
Sec. Of State
tburch

Electronic Articles of Incorporation

For

GLOBAL MUSIC INTERNATIONAL, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

    GLOBAL MUSIC INTERNATIONAL, INC.

Article II

The principal place of business address:

    20 OLD STAGE ROAD

    REDDING, CT. 06896

The mailing address of the corporation is:

    20 OLD STAGE ROAD

    REDDING, CT. 06896

Article III

The purpose for which this corporation is organized is:

    ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

    20,000,000 @ .0001 PAR VALUE

Article V

The name and Florida street address of the registered agent is:

    RICHARD P. GREENE

    2455 E SUNRISE BLVD.

    SUITE 905

    FT. LAUDERDALE, FL. 33304

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RICHARD P. GREENE

Article VI

The name and address of the incorporator is:

    CORINNE FALLACARO

    20 OLD STAGE ROAD

    REDDING, CT 06896

Incorporator Signature: CORINNE FALLACARO

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

    Title: P

    CORINNE FALLACARO

    20 OLD STAGE ROAD

    REDDING, CT. 06896